EXHIBIT 5.1

[LETTERHEAD OF VINSON & ELKINS L.L.P.]

3700 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201-2975

June 14, 2004

Pioneer Natural Resources Company
5205 North O’Connor Blvd., Suite 900
Irving, Texas 75039

Ladies and Gentlemen:

     We are acting as counsel for Pioneer Natural Resources Company, a Delaware corporation (“Pioneer”), in connection with the proposed issuance by Pioneer of up to 30,143,427 shares (the “Shares”) of common stock, par value $.01 per share, of Pioneer. The Shares are proposed to be offered to holders of the common stock, par value $.01 per share, of Evergreen Resources, Inc., a Colorado corporation (“Evergreen”), in connection with the merger of BC Merger Sub, Inc., a Colorado corporation and wholly-owned subsidiary of Pioneer (“BC Merger Sub”) with and into Evergreen, with Evergreen surviving the merger as a wholly-owned subsidiary of Pioneer, pursuant to an Agreement and Plan of Merger dated as of May 3, 2004 (the “Merger Agreement”), among Pioneer, BC Merger Sub and Evergreen. This opinion is being delivered in connection with Pioneer’s Registration Statement on Form S-4 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 of the offering and sale of the Shares pursuant to the Merger Agreement.

     We are rendering the opinion hereinafter set forth as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act of 1933.

     In connection with the opinion hereinafter set forth, we have assumed that the Registration Statement will have become effective and the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the joint proxy statement/prospectus therein.

     Before rendering the opinion hereinafter set forth, we examined, among other things, the Merger Agreement, the Registration Statement, Pioneer’s amended and restated certificate of incorporation, Pioneer’s amended and restated bylaws, resolutions of Pioneer’s board of directors, and originals or photostatic or certified copies of all those corporate records of Pioneer and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. As to factual matters, with respect to information which is in the possession of Pioneer relevant to the opinion herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by Pioneer’s duly authorized representatives.

     In rendering the opinion hereinafter set forth, we have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity. In addition, we have assumed that (i) the Shares will be issued in accordance with the terms of the Merger Agreement, (ii) the full consideration for each Share will be received by Pioneer and will not be less than the par value for each Share, and (iii) certificates evidencing the Shares will be properly executed and delivered in accordance with the Delaware General Corporation Law (the “DGCL”).

     Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, when issued and delivered by Pioneer in accordance with the Merger Agreement, will be legally issued, fully paid and non-assessable.

     This opinion is limited in all respects to the laws of the State of Texas, the DGCL and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading “Legal Matters” in the joint proxy statement/prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise Pioneer or anyone else of any change in any matter set forth herein.

Very truly yours,

/s/ Vinson & Elkins L.L.P.